UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2005

AIRNET COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-28217	59-3218138
(Commission file number)	(IRS Employer Identification Number)

3950 Dow Road, Melbourne, Florida 32934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 984-1990

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A. On December 29, 2005, following review and approval of the compensation committee of its board of directors, the Registrant entered into a second amended and restated employment, severance and bonus agreement (the “Amended Ehley Agreement”) with Glenn A. Ehley, its Chief Executive Officer and also entered into an amended and restated severance agreement (the “Amended Gerrity Agreement”) with Joseph F. Gerrity, its Chief Financial Officer. The Amended Ehley Agreement amends the prior amended and restated agreement with Mr. Ehley dated as of August 13, 2003 (the “Prior Ehley Agreement”) and the Amended Gerrity Agreement amends the prior severance agreement with Mr. Gerrity dated as of August 20, 2004 (the “Prior Gerrity Agreement”). The amendments were made in order to address certain adverse tax consequences that may have applied to severance payments to these executive officers under the prior agreements as a result of the enactment of section 409A of the Internal Revenue Code of 1986, as amended.

The salary and bonus provisions of the Amended Ehley Agreement remain unchanged from those of the Prior Ehley Agreement. However, in the event Mr. Ehley is terminated without cause or resigns for good reason (as defined in the agreement), then he will be entitled to severance payments equal to 110% of his base salary plus benefits, with the net amount after applicable withholdings to be paid into a trust within three days from the termination event. The trustee will pay 54.55% of such amount to Mr. Ehley on the first day of the seventh month following the termination event, and the remainder will be paid in six monthly installments thereafter. The Prior Ehley Agreement had provided for 100% of base salary and benefits to be paid to Mr. Ehley upon a termination event, beginning immediately in 12 monthly installments.

Under the Amended Gerrity Agreement, in the event Mr. Gerrity is terminated without cause or resigns for good reason (as defined in the agreement), then he will be entitled to severance payments equal to 60% of his base salary plus benefits, with the net amount after applicable withholdings to be paid into a trust within three days from the termination event. The trustee will pay 100% of such amount to Mr. Gerrity on the first day of the seventh month following the termination event. The Prior Gerrity Agreement had provided for six months base salary and benefits to be paid to Mr. Gerrity upon a termination event, beginning immediately in 6 monthly installments.

Under both amended agreements, like the prior agreements they modified, the Registrant will reduce severance payments to the related executive officer to the extent he receives salary, consulting fees or similar payments from another source in the twelve months (for Mr. Ehley) or six months (for Mr. Gerrity) following the termination event.

The Amended Ehley Agreement is filed as Exhibit 10.1 to this report. The Amended Gerrity Agreement is filed as Exhibit 10.2 to this report.

B. On December 29, 2005, the Registrant’s offer (the “Offer”) to amend certain options, at the election of the optionholder, to purchase the Registrant’s common stock granted under the Registrant’s 1999 Equity Incentive Plan, as amended, that (a) were granted to eligible optionholders after August 1, 2003, (b) have an exercise price of either $0.10 or $1.10, (c) vest or vested after December 31, 2004, and (d) were still outstanding on the date the Offer expires (the “Eligible Options”), expired. The Offer was made to permit eligible employees to address the potential adverse tax consequences associated with the vesting of their Eligible Options in 2005 under section 409A of the Internal Revenue Code, which was enacted after the grant of those options. Eligible optionholders who decided to participate would receive amended options with the same exercise price and in the same share amounts as their Eligible Options, but the amended options would not be exercisable until the occurrence of one of the events described in the documents that made up the Offer. On December 30, 2005, the Registrant filed a final amendment to its tender offer statement on Schedule TO to report the expiration of the offer and its acceptance of all Eligible Options tendered for amendment.

The following executive officers and directors elected to participate in the Offer and, as of December 29, 2005, their Eligible Options were amended by the Registrant in the manner described in the documents that made up the Offer. As described in more detail in the Offer, eligible optionholders who decided to participate in the Offer were given a choice between (a) amended options that included a date certain of March 15, 2011 as one of the several specified events which will trigger the exercisability of the amended options, and (b) amended options that did not include that date as a trigger. Each of the officers and directors below chose to receive amended options that included the date of March 15, 2011 as a triggering event for exercisability of those options:

Name	Position	Eligible Options Amended
Glenn A. Ehley	President, Chief Executive Officer and Director	544,155

Joseph F. Gerrity	Vice President of Finance, Chief Financial Officer and Treasurer	27,500

Stuart P. Dawley	Vice President, General Counsel, Investor Relations Officer and Secretary	27,500

Thomas R. Schmutz	Vice President of Engineering	27,500

Dr. George M. Calhoun	Chairman of Board of Directors	5,833

Gerald Y. Hattori	Director	5,833

Darrell L. Maynard	Director	5,833

Daniel A. Saginario	Director	8,055

Ronald W. White	Director	8,611

The form of amended option agreements signed by the executive officers above was the form included as Attachment C-1 to the Offering Memorandum which made up part of the Offer and which was filed by the Registrant previously. The Registrant also restated options held by such officers that were granted at the same time as the Eligible Options but vested in 2004 and were not eligible to be amended in the offer (the “Grandfathered Options”), in the form attached to the offering materials as Attachment C-3. The terms and conditions of the Grandfathered Options were not changed, but the restatement was made in order operationally to distinguish them from the Eligible Options. The form of amended option agreement signed by the directors listed above differed only slightly to reflect the fact that such directors are not employees of the Registrant. The form of amended and restated option agreement used to amend Eligible Options tendered for amendment by directors is attached as Exhibit 10.3 to this report. The Registrant also restated Grandfathered Options held by directors in the form attached as Exhibit 10.4 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 Second Amended and Restated Employment, Severance and Bonus Agreement, dated as of December 29, 2005, between AirNet Communications Corporation and Glenn A. Ehley.

10.2 Amended and Restated Severance Agreement, dated as of December 29, 2005, between AirNet Communications Corporation and Joseph F. Gerrity.

10.3 Amended and Restated Stock Option Agreement (for Options vesting on or after January 1, 2005) for Directors.

10.4 Amended and Restated Stock Option Agreement (for Options vested prior to January 1, 2005) for Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET COMMUNICATIONS CORPORATION
Registrant

By:	/s/ Stuart P. Dawley, Esq.
Stuart P. Dawley, Esq.
Vice President, General Counsel and Secretary

Dated: December 29, 2005

Exhibit Index

Exhibit Number	Description
10.1	Second Amended and Restated Employment, Severance and Bonus Agreement, dated as of December 29, 2005, between AirNet Communications Corporation and Glenn A. Ehley.

10.2	Amended and Restated Severance Agreement, dated as of December 29, 2005, between AirNet Communications Corporation and Joseph F. Gerrity.

10.3	Amended and Restated Stock Option Agreement (for Options vesting on or after January 1, 2005) for Directors.

10.4	Amended and Restated Stock Option Agreement (for Options vested prior to January 1, 2005) for Directors.